Exhibit 99.1

Nine Energy Service Announces Second Quarter 2021 Results

•	Total liquidity position of $85.4 million as of June 30, 2021

•	Revenue, net loss and adjusted EBITDAA of $84.8 million, $(24.5) million and $(0.4) million, respectively, for the second quarter of 2021

•	Second quarter basic loss per share of $(0.81)

HOUSTON – Nine Energy Service, Inc. (“Nine” or the “Company”) (NYSE: NINE) reported second quarter 2021 revenues of $84.8 million, net loss of $(24.5) million, or $(0.81) basic loss per share, and adjusted EBITDA of $(0.4) million. For the second quarter 2021, adjusted net lossB was $(23.8) million, or $(0.78) adjusted basic loss per shareC.

The Company had provided original second quarter 2021 revenue guidance between $78.0 and $86.0 million, with actual results exceeding the midpoint of second quarter 2021 revenue guidance and representing a sequential revenue increase of approximately 27% quarter over quarter.

“Q2 revenue was mostly in-line with what we anticipated, falling in the upper range of Management’s original guidance due mostly to stronger activity levels across all of our service lines,” said Ann Fox, President and Chief Executive Officer, Nine Energy Service. “During the quarter, we wrote-down $2.4 million of tools inventory as we replace legacy tools and transition customers to our newest technology, which negatively impacted our operating results, including adjusted EBITDA.”

“We saw moderate activity increases throughout the quarter, with June being one of our strongest months from a revenue perspective since Q1 2020. Activity in the gassy regions, specifically the Haynesville and Northeast remained steady, with most of the activity growth coming out of the Permian. Pricing remains depressed, but we have begun implementing net price increases within our cementing and coiled tubing service lines. We continue to navigate cost inflation and finding and retaining qualified labor is our largest challenge today.”

“Our dissolvable plug continues to perform very well. This quarter, we increased the total number of Dissolvable Stingers sold by over 40% quarter over quarter, while EIA reported US completions increased by only 19%. The efficiency and ESG benefits of dissolvable plugs continue to be better understood by our customers, helping to drive adoption.”

“Despite very supportive oil prices, our public customers remain committed to capital discipline, and because of this, we anticipate only moderate activity increases for the remainder of 2021. We still expect Q3 will be better than Q2 with double-digit sequential revenue increases.”

Operating Results

During the second quarter of 2021, the Company reported revenues of $84.8 million with gross loss of $(2.8) million and adjusted gross profitD of $8.2 million. During the second quarter, the Company generated ROICE of (23)%.

During the second quarter of 2021, the Company reported selling, general and administrative (“SG&A”) expense of $12.2 million, compared to $10.2 million for the first quarter of 2021. Depreciation and amortization expense (“D&A”) in the second quarter of 2021 was $11.5 million, compared to $11.9 million for the first quarter of 2021.

The Company’s tax provision for the second quarter of 2021 was approximately $0.1 million and $0.1 million year to date. The provision for the year is primarily attributable to state and non-U.S. income taxes.

Liquidity and Capital Expenditures

During the second quarter of 2021, the Company reported net cash used in operating activities of $(19.6) million, compared to $(5.2) million for the first quarter of 2021. Capital expenditures totaled $0.9 million during the second quarter of 2021 bringing the total spent year-to-date as of June 30, 2021 to $2.8 million.

As of June 30, 2021, Nine’s cash and cash equivalents were $33.1 million, and the Company had $52.3 million of availability under the revolving credit facility, which remains undrawn, resulting in a total liquidity position of $85.4 million as of June 30, 2021.

ABCDESee end of press release for definitions

Conference Call Information

The call is scheduled for Thursday, August 5, 2021 at 9:00 am Central Time. Participants may join the live conference call by dialing U.S. (Toll Free): (877) 524-8416 or International: (412) 902-1028 and asking for the “Nine Energy Service Earnings Call”. Participants are encouraged to dial into the conference call ten to fifteen minutes before the scheduled start time to avoid any delays entering the earnings call.

For those who cannot listen to the live call, a telephonic replay of the call will be available through August 19, 2021 and may be accessed by dialing U.S. (Toll Free): (877) 660-6853 or International: (201) 612-7415 and entering the passcode of 13721401.

About Nine Energy Service

Nine Energy Service is an oilfield services company that offers completion solutions within North America and abroad. The Company brings years of experience with a deep commitment to serving clients with smarter, customized solutions and world-class resources that drive efficiencies. Serving the global oil and gas industry, Nine continues to differentiate itself through superior service quality, wellsite execution and cutting-edge technology. Nine is headquartered in Houston, Texas with operating facilities in the Permian, Eagle Ford, SCOOP/STACK, Niobrara, Barnett, Bakken, Marcellus, Utica and Canada.

For more information on the Company, please visit Nine’s website at nineenergyservice.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the severity and duration of the COVID-19 pandemic, related economic repercussions and the resulting negative impact on demand for oil and gas; the current significant surplus in the supply of oil and the ability of the OPEC+ countries to agree on and comply with supply limitations; the duration and magnitude of the unprecedented disruption in the oil and gas industry currently resulting from the impact of the foregoing factors, which is negatively impacting our business; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions; pricing pressures, reduced sales, or reduced market share as a result of intense competition in the markets for the Company’s dissolvable plug products; the Company’s ability to implement and commercialize new technologies, services and tools; the Company’s ability to grow its completion tool business; the Company’s ability to reduce capital expenditures; the Company’s ability to accurately predict customer demand; the loss of, or interruption or delay in operations by, one or more significant customers; the loss of or interruption in operations of one or more key suppliers; the adequacy of the Company’s capital resources and liquidity; the incurrence of significant costs and liabilities resulting from litigation; the loss of, or inability to attract, key personnel; the Company’s ability to successfully integrate recently acquired assets and operations and realize anticipated revenues, cost savings or other benefits thereof; and other factors described in the “Risk Factors” and “Business” sections of the Company’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Nine Energy Service Investor Contact:

Heather Schmidt

Vice President, Strategic Development, Investor Relations and Marketing

(281) 730-5113

investors@nineenergyservice.com

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

(In Thousands, Except Share and Per Share Amounts)

(Unaudited)

	Three Months Ended
	June 30, 2021	March 31, 2021
Revenues	$84,832	$66,626
Cost and expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	76,638	62,283
General and administrative expenses	12,167	10,224
Depreciation	7,438	7,789
Amortization of intangibles	4,091	4,092
(Gain) loss on revaluation of contingent liabilities	45	(190)
(Gain) loss on sale of property and equipment	950	(273)

Loss from operations	(16,497)	(17,299)
Interest expense	7,981	8,585
Interest income	(8)	(13)
Gain on extinguishment of debt	—	(17,618)
Other income	(35)	(34)

Loss before income taxes	(24,435)	(8,219)
Provision for income taxes	95	27

Net loss	$(24,530)	$(8,246)

Loss per share
Basic	$(0.81)	$(0.28)
Diluted	$(0.81)	$(0.28)
Weighted average shares outstanding
Basic	30,424,026	29,878,426
Diluted	30,424,026	29,878,426

Other comprehensive income (loss), net of tax
Foreign currency translation adjustments, net of tax of $0 and $0	$29	$41

Total other comprehensive income, net of tax	29	41

Total comprehensive loss	$(24,501)	$(8,205)

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	June 30, 2021	March 31, 2021
Assets
Current assets
Cash and cash equivalents	$33,128	$52,982
Accounts receivable, net	58,888	48,139
Income taxes receivable	1,246	1,142
Inventories, net	41,300	38,759
Prepaid expenses and other current assets	8,741	13,115

Total current assets	143,303	154,137
Property and equipment, net	88,493	96,530
Operating lease right-of-use assets, net	34,062	35,186
Finance lease right-of-use assets, net	1,617	1,716
Intangible assets, net	124,341	128,432
Other long-term assets	2,823	3,048

Total assets	$394,639	$419,049

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$28,597	$21,385
Accrued expenses	17,805	24,547
Current portion of long-term debt	1,125	844
Current portion of operating lease obligations	5,732	5,897
Current portion of finance lease obligations	1,144	1,118

Total current liabilities	54,403	53,791
Long-term liabilities
Long-term debt	317,045	316,910
Long-term operating lease obligations	29,944	30,948
Long-term finance lease obligations	523	819
Other long-term liabilities	2,455	2,498

Total liabilities	404,370	404,966

Stockholders’ equity

Common stock (120,000,000 shares authorized at $.01 par value; 31,350,677 and 31,517,982 shares issued and outstanding at June 30, 2021 and March 31, 2021, respectively)	314	315
Additional paid-in capital	770,997	770,309
Accumulated other comprehensive loss	(4,431)	(4,460)
Accumulated deficit	(776,611)	(752,081)

Total stockholders’ equity	(9,731)	14,083

Total liabilities and stockholders’ equity	$394,639	$419,049

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended
	June 30, 2021	March 31, 2021
Cash flows from operating activities
Net loss	$(24,530)	$(8,246)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	7,438	7,789
Amortization of intangibles	4,091	4,092
Amortization of deferred financing costs	642	676
Amortization of operating leases	2,005	2,041
Provision for (recovery of) doubtful accounts	(118)	34
Provision for inventory obsolescence	2,356	906
Stock-based compensation expense	1,028	2,010
Gain on extinguishment of debt	—	(17,618)
(Gain) loss on sale of property and equipment	950	(273)
(Gain) loss on revaluation of contingent liabilities	45	(190)
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable, net	(10,599)	(6,921)
Inventories, net	(4,874)	(1,247)
Prepaid expenses and other current assets	3,880	2,412
Accounts payable and accrued expenses	235	11,136
Income taxes receivable/payable	(104)	250
Other assets and liabilities	(2,071)	(2,094)

Net cash used in operating activities	(19,626)	(5,243)

Cash flows from investing activities
Proceeds from sales of property and equipment	1,140	843
Purchases of property and equipment	(692)	(2,428)

Net cash provided by (used in) investing activities	448	(1,585)

Cash flows from financing activities
Payments on Magnum promissory notes	—	(281)
Purchases of senior notes	—	(8,355)
Payments on finance leases	(270)	(264)
Payments of contingent liabilities	(34)	(30)
Vesting of restricted stock	(341)	(131)

Net cash used in financing activities	(645)	(9,061)

Impact of foreign currency exchange on cash	(31)	7

Net decrease in cash and cash equivalents	(19,854)	(15,882)
Cash and cash equivalents
Beginning of period	52,982	68,864

End of period	$33,128	$52,982

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED GROSS PROFIT (LOSS)

(In Thousands)

(Unaudited)

	Three Months Ended
	June 30, 2021	March 31, 2021
Calculation of gross loss
Revenues	$84,832	$66,626
Cost of revenues (exclusive of depreciation and amortization shown separately below)	76,638	62,283
Depreciation (related to cost of revenues)	6,917	7,244
Amortization of intangibles	4,091	4,092

Gross loss	$(2,814)	$(6,993)

Adjusted gross profit reconciliation
Gross loss	$(2,814)	$(6,993)
Depreciation (related to cost of revenues)	6,917	7,244
Amortization of intangibles	4,091	4,092

Adjusted gross profit	$8,194	$4,343

NINE ENERGY SERVICE, INC.

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA

(In Thousands)

(Unaudited)

	Three Months Ended
	June 30, 2021	March 31, 2021
EBITDA reconciliation:
Net loss	$(24,530)	$(8,246)
Interest expense	7,981	8,585
Interest income	(8)	(13)
Provision for income taxes	95	27
Depreciation	7,438	7,789
Amortization of intangibles	4,091	4,092

EBITDA	$(4,933)	$12,234
Gain on extinguishment of debt	—	(17,618)
(Gain) loss on revaluation of contingent liabilities (1)	45	(190)
Restructuring charges	745	468
Stock-based compensation expense	1,028	2,010
(Gain) loss on sale of property and equipment	950	(273)
Legal fees and settlements (2)	1,735	12

Adjusted EBITDA	$(430)	$(3,357)

(1)	Amounts relate to the revaluation of contingent liabilities associated with the Company’s 2018 acquisitions
(2)	Amounts represent fees, legal settlements, and/or accruals associated with legal proceedings brought pursuant to the Fair Labor Standards Act and/or similar state laws.

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ROIC CALCULATION

(In Thousands)

(Unaudited)

	Three Months Ended
	June 30, 2021	March 31, 2021
Net loss	$(24,530)	$(8,246)
Add back:
Interest expense	7,981	8,585
Interest income	(8)	(13)
Restructuring charges	745	468
Gain on extinguishment of debt	—	(17,618)

After-tax net operating loss	$(15,812)	$(16,824)

Total capital as of prior period-end:
Total stockholders’ equity	$14,083	$20,409
Total debt	322,031	348,637
Less: cash and cash equivalents	(52,982)	(68,864)

Total capital as of prior period-end:	$283,132	$300,182

Total capital as of period-end:
Total stockholders’ equity	$(9,731)	$14,083
Total debt	322,031	322,031
Less: cash and cash equivalents	(33,128)	(52,982)

Total capital as of period-end:	$279,172	$283,132

Average total capital	$281,152	$291,657

ROIC	-22.5%	-23.1%

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED NET LOSS AND ADJUSTED BASIC EARNINGS (LOSS) PER SHARE CALCULATION

(In Thousands)

(Unaudited)

	Three Months Ended
	June 30, 2021	March 31, 2021
Reconciliation of adjusted net loss:
Net loss	$(24,530)	$(8,246)
Add back:
Gain on extinguishment of debt (a)	—	(17,618)
Restructuring charges	745	468

Adjusted net loss	$(23,785)	$(25,396)
Weighted average shares
Weighted average shares outstanding for basic	30,424,026	29,878,426
and adjusted basic earnings (loss) per share

Loss per share:
Basic loss per share	$(0.81)	$(0.28)
Adjusted basic loss per share	$(0.78)	$(0.85)

(a)	Amount represents the difference between the repurchase price and the carrying amount of Senior Notes repurchased during the respective period.

A

Adjusted EBITDA is defined as net income (loss) before interest, taxes, and depreciation and amortization, further adjusted for (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) loss or gain on revaluation of contingent liabilities, (iv) loss or gain on the extinguishment of debt, (v) loss or gain on the sale of subsidiaries, (vi) restructuring charges, (vii) stock-based compensation expense, (viii) loss or gain on sale of property and equipment, and (ix) other expenses or charges to exclude certain items which we believe are not reflective of ongoing performance of our business, such as legal expenses and settlement costs related to litigation outside the ordinary course of business. Management believes Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure and helps identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments, acquisitions and dispositions and costs that are not reflective of the ongoing performance of our business.

B

Adjusted Net Income (Loss) is defined as net income (loss) adjusted for (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) restructuring charges, (iv) loss or gain on the sale of subsidiaries, (v) loss or gain on the extinguishment of debt and (vi) the tax impact of such adjustments. Management believes Adjusted Net Income (Loss) is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period and helps identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments and acquisitions.

C

Adjusted Basic Earnings (Loss) Per Share is defined as adjusted net income (loss), divided by weighted average basic shares outstanding. Management believes Adjusted Basic Earnings (Loss) Per Share is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period and help identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments and acquisitions.

D

Adjusted Gross Profit (Loss) is defined as revenues less cost of revenues excluding depreciation and amortization. This measure differs from the GAAP definition of gross profit (loss) because we do not include the impact of depreciation and amortization, which represent non-cash expenses. Our management uses adjusted gross profit (loss) to evaluate operating performance. We prepare adjusted gross profit (loss) to eliminate the impact of depreciation and amortization because we do not consider depreciation and amortization indicative of our core operating performance.

E

Return on Invested Capital (“ROIC”) is defined as after-tax net operating profit (loss), divided by average total capital. We define after-tax net operating profit (loss) as net income (loss) plus (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) interest expense (income), (iv) restructuring charges, (v) loss (gain) on the sale of subsidiaries, (vi) loss (gain) on extinguishment of debt, and (vii) the provision (benefit) for deferred income taxes. We define total capital as book value of equity plus the book value of debt less balance sheet cash and cash equivalents. We compute the average of the current and prior period-end total capital for use in this analysis. Management believes ROIC provides useful information because it quantifies how well we generate operating income relative to the capital we have invested in our business and illustrates the profitability of a business or project taking into account the capital invested. Management uses ROIC to assist them in making capital resource allocation decisions and in evaluating business performance.